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                                                                      EXHIBIT 11

                               KAYDON CORPORATION

          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
               THREE MONTHS ENDED APRIL 1, 1995 AND APRIL 2, 1994

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
                                                                       APRIL 1,       APRIL 2,
                                                                         1995           1994
                                                                      ----------     ----------
PRIMARY EARNINGS PER SHARE:
Net income..........................................................  $9,036,000     $5,192,000
                                                                      ----------     ----------
Weighted average common shares outstanding..........................  16,690,000     16,690,000
Net common shares issuable in respect to common stock equivalents,
  with a dilutive effect............................................      40,000         30,000
                                                                      ----------     ----------
Total weighted average common and common share equivalents..........  16,730,000     16,720,000
Primary earnings per common share...................................  $     0.54     $     0.31

FULLY DILUTED EARNINGS PER SHARE:
Net income..........................................................  $9,036,000     $5,192,000
                                                                      ----------     ----------
Weighted average common shares outstanding..........................  16,690,000     16,690,000
Net common shares issuable in respect to common stock equivalents,
  with a dilutive effect............................................      50,000         42,000
                                                                      ----------     ----------
Total weighted average common and common share equivalents..........  16,740,000     16,732,000
Fully diluted earnings per common share.............................  $     0.54     $     0.31
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